As filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-131255

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Maryland Delaware	23-2413352 23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(610) 325-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerard H. Sweeney
President and Chief Executive Officer
401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(610) 325-5600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Michael H. Friedman, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000

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     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to registration statement number 333-131255 is being filed by the registrants for the purpose of adding Brandywine Operating Partnership, L.P. as a registrant to the registration statement filing header.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment to Form S-3 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 26, 2006.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its General Partner

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title(s)	Date

/s/ Gerard H. Sweeney Gerard H. Sweeney	President, Chief Executive Officer and Trustee (Principal Executive Officer)	January 26, 2006

* Christopher P. Marr	Senior Vice President and Chief Financial Officer	January 26, 2006

* Scott W. Fordham	Vice President and Chief Accounting Officer	January 26, 2006

* Walter D’Alessio	Chairman of the Board of Trustees	January 26, 2006

* D. Pike Aloian	Trustee	January 26, 2006

* Thomas F. August	Trustee	January 26, 2006

* Donald E. Axinn	Trustee	January 26, 2006

* Wyche Fowler	Trustee	January 26, 2006

* Michael J. Joyce	Trustee	January 26, 2006

* Anthony A. Nichols, Sr.	Trustee	January 26, 2006

* Charles P. Pizzi	Trustee	January 26, 2006

* Michael V. Prentiss	Trustee	January 26, 2006

     * By: Attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

     /s/ Gerard H. Sweeney
     Gerard H. Sweeney